UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2005

CORILLIAN CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number: 0-29291

Oregon	91-1795219
(State or other jurisdiction of incorporation	(I.R.S. Employer
or organization)	Identification No.)

3400 NW John Olsen Place
Hillsboro, Oregon	97124
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 629-3300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On February 15, 2005, Corillian and John Vincze, Corillian’s senior vice president of sales, entered into a Separation and Release Agreement in connection with the termination of Mr. Vincze’s employment with Corillian, a copy of which is attached as an exhibit to this current report on Form 8-K and incorporated herein by reference. Pursuant to the terms of this agreement, Mr. Vincze’s employment will terminate effective on March 5, 2005 and Corillian will pay Mr. Vincze the sum of $43,750 for severance and medical benefits and $18,000 for bonus compensation for the second half of 2004, in addition to Mr. Vincze’s regular salary and benefits through the date his employment terminates. Mr. Vincze’s duties will be assumed by Alex Hart, Corillian’s president and chief executive officer.

Item 9.01. Financial Statements and Exhibits

     (c) Exhibits

Exhibit	Description
10.1	Separation and Release Agreement, dated February 15, 2005 between John Vincze and Corillian Corporation

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2005

CORILLIAN CORPORATION
By:	/s/ PAUL K. WILDE
Paul K. Wilde
Chief Financial Officer

CORILLIAN CORPORATION

FORM 8-K

INDEX TO EXHIBITS

Exhibit	Description
10.1	Separation and Release Agreement, dated February 15, 2005 between John Vincze and Corillian Corporation